UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

WEATHERFORD INTERNATIONAL LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

News Release

WEATHERFORD PUBLISHES ANNUAL REPORT AND

FILES DEFINITIVE PROXY STATEMENT

Geneva, Switzerland, April 30, 2013 – Weatherford International Ltd. (NYSE / Euronext Paris / SIX: WFT) today informs its shareholders that it has published its 2012 Annual Report and filed its definitive proxy statement for the 2013 Annual General Meeting.

Weatherford's 2013 Annual General Meeting will be held on June 20, 2013 at 9:00 a.m. local time at the Mandarin Oriental Hotel, Quai Turrettini 1, 1201 Geneva, Switzerland. Weatherford has established the close of business on May 30, 2013 as the record date for determining the registered shareholders entitled to attend, vote or grant proxies to vote at the meeting or any adjournments or postponements of the meeting.

Additional Information and Where to Find It

Weatherford International Ltd. has filed with the U.S. Securities and Exchange Commission (“SEC”) the definitive proxy statement for its upcoming 2013 Annual General Meeting. The document includes additional information about Weatherford, its corporate governance, executive compensation, and other matters pertaining to the meeting. Weatherford will commence mailing the definitive proxy statement to its shareholders on or about May 8, 2013. Investors are urged to read Weatherford’s proxy statement carefully as it contains important information.

Weatherford makes available free of charge on its website, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 of the U.S. Securities Exchange Act of 1934 and amendments to those reports filed with or furnished to the SEC as soon as reasonably practicable after Weatherford electronically files these documents with, or furnishes them to, the SEC.

Copies of Weatherford’s proxy statement for its upcoming 2013 Annual General Meeting is and, its 2012 Annual Report and the documents filed with or furnished to the SEC are or will be, publicly available for free through the website maintained by the SEC at www.sec.gov or on Weatherford International Ltd.’s website at http://www.weatherford.com/AboutWeatherford/InvestorRelations/ProxyMaterials/. These materials may also be obtained without charge by calling Weatherford International Ltd.’s toll phone line at: +1 (713) 836-4000 or upon written request to:

Weatherford International Ltd. Investor Relations 4-6 Rue Jean-Francois Bartholoni 1204 Geneva, Switzerland

Contacts:	John H. Briscoe Senior Vice President and Chief Financial Officer	+1.713.836.4610

	Karen David-Green Vice President – Investor Relations	+1.713.836.7430

Participants in the Solicitation

Weatherford International Ltd. and its directors, executive officers and certain other members of management and employees, as well as Phoenix Advisory Services, as proxy solicitor, and Mr. Gass and Mr. Kalman, as director nominees, may be deemed to be participants in the solicitation of proxies in respect of the proposed matters to be voted upon at Weatherford International Ltd.’s 2013 Annual General Meeting. Information about the directors and executive officers of Weatherford International Ltd. who may, under the rules of the SEC, be considered participants in the solicitation, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of Weatherford International Ltd.’s shareholders generally, may be found in the definitive proxy statement for the 2013 Annual General Meeting, filed with the SEC on April 30, 2013 and other relevant materials filed, or to be filed with the SEC. Such filings may be found on the websites listed above or by contacting the company as noted above.